UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2009

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34298 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
Lee D. Roberts was elected by the Board of Directors of infoGROUP Inc. (the “Company”) on October 15, 2009, to fill an existing vacancy on the Board.
Mr. Roberts has a term of office expiring at the 2010 Annual Shareholder Meeting.
Mr. Roberts will participate in the standard director compensation program, as adopted by the Board on October 24, 2008, and effective as of January 1, 2009. Under that plan, non-employee directors receive an annual board retainer of $100,000, of which $50,000 is in the form of cash to be paid in equal monthly installments of $4,166.67, and $50,000 is in the form of equity consisting of restricted share units, typically vesting one year from the date of grant. Additionally, for each permanent standing committee of the Board (which currently include the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee), committee chairs receive an additional $30,000 in cash annually to be paid in monthly installments of $2,500, and committee members receive an additional $15,000 in cash annually to be paid in equal monthly installments of $1,250.
A copy of the press release issued by the Company on October 19, 2009, announcing the election of Mr. Roberts is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of infoGROUP dated October 19, 2009 relating to the appointment of Lee David Roberts to the Board of Directors of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
infoGROUP Inc.

By:	/s/ Thomas J. McCusker

Thomas J. McCusker
Secretary and Executive Vice President for Business Conduct and General Counsel
Date: October 19, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of infoGROUP dated October 19, 2009